UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           August 3, 2018

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

 (520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Applied Energetics Announces the Death of President and Acting Chief Executive Officer, Thomas C. Dearmin

Tucson, AZ., August 6, 2018 -- Applied Energetics, Inc. (OTCQB: AERG), www.aergs.com  announced today that President and Acting Chief Executive Officer, Thomas C. Dearmin, died due to unexpectedly severe complications from a recent illness on August 3, 2018 in Orange County, CA. Board member Brad Adamczyk commented, “It is with great sorrow that we announce the untimely passing of our dear friend and CEO. Tom was, and always will be, the symbol of Applied Energetics core values and dedication to our employees and partners. Tom was a larger-than-life figure who brought his remarkable passion, experience and energy to Applied Energetics. On behalf of our board of directors, management team and employees, we extend our deepest sympathies to Tom’s family.”

Applied Energetics’ board of directors will assume the responsibilities of Mr. Dearmin today to ensure the continuity of its strategic direction and operations while it undertakes a search for a successor.   Brad Adamczyk will assume all corporate responsibilities as the Principle Executive Officer while Westpark Advisors continues to lead Business Development in Washington D.C. and Steve McCahon continues to lead the Scientific Lab in Tucson, AZ.

Item 9.01 Exhibits

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ Bradford T Adamczyk
Bradford Adamczyk
Principal Executive Officer

Date: August 6, 2018